CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
Putnam California Tax Exempt Income Fund:

We consent to the use of our report dated November 12, 2007 incorporated in this Registration Statement by reference, for the Putnam California Tax Exempt Income Fund and to the references to our firm under the captions "Financial Highlights" in the prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information.

/S/ KPMG LLP
Boston, Massachusetts
January 22, 2008